Exhibit 99.1

THE LGL GROUP, INC. REPORTS Third QUARTER 2026 RESULTS

•	Total revenues were $1,464,000 in Q3 2026 compared to $1,108,000 in Q3 2025
•	Net income (loss) attributable to LGL Group common stockholders was ($45,000) in Q3 2026 compared to $772,000 in Q3 2025
•	Backlog within the Electronic Instruments segment was $6.5 million as of September 30, 2026 compared to $625,000 as of December 31, 2025
•	Cash and cash equivalents and marketable securities were $87.0 million as of September 30, 2026 compared to $41.6 million as of December 31, 2025
•	Book value attributable to LGL Group common stockholders per share was $6.81 as of September 30, 2026 compared to $7.04 as of December 31, 2025
•	Completed rights offering on July 24, 2026, issuing 6,062,714 shares with net proceeds of $41.5 million

ARLINGTON, VA. – November 12, 2026 – The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the third quarter ended September 30, 2026.

"Our third quarter results reflect continued demand in our Electronic Instruments segment. Revenues increased 32.1% from Q3 2025, driven by higher net sales and increased net investment income on larger invested balances," said Jason Lamb, LGL Group Chief Executive Officer. "While volume discounts and costs associated with scaling production weighed on gross margin, we remain focused on disciplined pricing and cost management. Our $6.5 million backlog as of September 30, 2026 provides visibility heading into the fourth quarter, and we continue to invest in the business to support mission-critical defense, aerospace, and communications applications."

Summary Financial Results

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	Change	2026	2025	Change
U.S. GAAP Financial Measures
Revenues	$1,464	$1,108	32.1%	$3,702	$2,950	25.5%
Gross margin	31.8%	52.8%	(2,100) bps	44.0%	53.9%	(990) bps
Net (loss) income attributable to LGL Group common stockholders	$(45)	$772	n/m	$(1,020)	$715	n/m
Net (loss) income attributable to LGL Group common stockholders per diluted share	$(0.00)	$0.14	n/m	$(0.13)	$0.12	n/m

(in thousands, except share and per share data)	September 30, 2026	December 31, 2025	% Change
U.S. GAAP Financial Measures
Book value attributable to LGL Group common stockholders	$85,932	$43,488	97.6%
Book value attributable to LGL Group common stockholders per share	$6.81	$7.04	(3.3%)
Common stock outstanding	12,613,149	6,174,950

Summary Segment Financial Results

The following table summarizes income (loss) before income taxes of our reportable segments and Corporate:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Electronic Instruments	$(64)	$104	n/m	$(19)	$191	n/m
Merchant Investment	122	129	(5.4%)	257	430	(40.2%)
Corporate	(33)	(113)	70.8%	(1,445)	(491)	(194.3%)
Income (loss) before income taxes	$25	$120	(79.2%)	$(1,207)	$130	n/m

Consolidated Results

Third Quarter 2026

Total revenues were $1,464,000 in Q3 2026 compared to $1,108,000 in Q3 2025. Net sales were $720,000 compared to $661,000, reflecting higher product shipments. Net investment income was $744,000 compared to $442,000, reflecting higher balances invested in United States Treasury money market funds and accrued interest earned on the Skyline Note.

Gross margin was 31.8% in Q3 2026  compared to 52.8% in Q3 2025, a decrease of 2,100 basis points, primarily due to changes in product and pricing mix associated with volume-based pricing extended to a single customer in connection with increased order volume as well as higher inventory reserves associated with increased inventory levels.

Net (loss) income attributable to LGL Group common stockholders was ($45,000), or ($0.00) per diluted share, in Q3 2026 compared to $772,000, or $0.14 per diluted share, in Q3 2025. The change was primarily due to the reversal of a previously recorded uncertain tax position in 2025 that did not occur in 2026.

Fiscal Year to Date 2026

Total revenues were $3,702,000 for the first nine months of 2026 compared to $2,950,000 for the first nine months of 2025. Net sales were $2,152,000 compared to $1,650,000, reflecting higher product shipments. Net investment income was $1,545,000 compared to $1,287,000, reflecting higher balances invested in United States Treasury money market funds and accrued interest earned on the Skyline Note.

Gross margin was 44.0% for the first nine months of 2026 compared to 53.9% for the first nine months of 2025, a decrease of 990 basis points, primarily due to changes in product and pricing mix associated volume-based pricing extended to a single customer in connection with increased order volume as well as higher inventory reserves associated with increased inventory levels.

Net (loss) income attributable to LGL Group common stockholders was ($1,020,000), or ($0.13) per diluted share, compared with $715,000, or $0.12 per diluted share, in 2025. The change was primarily due to higher Engineering, selling and administrative expenses driven by an $874,000 increase in stock-based compensation due to grants made to key employees in January and May 2026, a $451,000 increase in professional service fees, a $140,000 increase in salaries, wages, and benefits, and a $178,000 increase in other corporate expenses partially offset by the increase in revenues discussed above.

Segment and Corporate Results

Third Quarter 2026

Electronic Instruments

Electronic Instruments income (loss) before income taxes was ($64,000) in Q3 2026 compared to $104,000 in Q3 2025. The change was primarily due to higher Manufacturing cost of sales driven by the growth in revenues and changes in product and pricing mix and higher Engineering, selling and administrative driven by higher engineering-related costs and professional services fees partially offset by higher net sales driven by higher product shipments.

Merchant Investment

Merchant Investment income (loss) before income taxes was $122,000 in Q3 2026 compared to $129,000 in Q3 2025. The change was primarily due to higher Net investment income driven by accrued interest earned on the Skyline Note partially offset by lower yields on investments in United States Treasury money market funds and higher Engineering, selling and administrative driven by higher corporate-level expenses allocated to the Merchant Investment segment.

Corporate

Corporate income (loss) before income taxes was ($33,000) in Q3 2026 compared to ($113,000) in Q3 2025. The change was primarily due to higher Net investment income driven by higher balances invested in United States Treasury money market funds partially offset by higher Engineering, selling and administrative related to higher stock-based compensation, higher salaries and wages and related benefits, and higher professional services fees.

Fiscal Year to Date 2026

Electronic Instruments

Electronic Instruments income (loss) before income taxes was ($19,000) for the first nine months of 2026 compared to $191,000 for the first nine months of 2025. The change was primarily due to higher Manufacturing cost of sales driven by the growth in revenues and changes in product and pricing mix and higher Engineering, selling and administrative expenses driven by higher engineering-related costs and professional services fees partially offset by higher net sales driven by higher product shipments.

Merchant Investment

Merchant Investment income (loss) before income taxes was $257,000 for the first nine months of 2026 compared to $430,000 for the first nine months of 2025. The change was primarily due to lower Net investment income driven by lower yields on investments in United States Treasury money market funds partially offset by accrued interest earned on the Skyline Note and higher Engineering, selling and administrative driven by higher corporate-level expenses allocated to the Merchant Investment segment and formation costs related to Skyline SPV.

Corporate

Corporate income (loss) before income taxes was ($1,445,000) for the first nine months of 2026 compared to ($491,000) for the first nine months of 2025. The change was primarily due to higher Engineering, selling and administrative driven by higher stock-based compensation, higher salaries and wages and related benefits, and higher professional services fees partially offset by higher Net investment income driven by higher balances invested in United States Treasury money market funds.

Backlog and Orders

As of September 30, 2026, Electronic Instruments backlog was $6,463,000 compared to $625,000 as of December 31, 2025 and $776,000 as of September 30, 2025. Backlog consists of amounts under signed contracts that have not yet been fulfilled. Backlog is adjusted quarterly to reflect cancellations, deferrals, and revisions to scope and cost, if any.

Liquidity and Capital

Cash and cash equivalents and marketable securities was $87.0 million as of September 30, 2026 compared to $41.6 million as of December 31, 2025. The change was primarily due to $41.5 million of net proceeds from the subscription rights offering completed in July 2026, $4.6 million of net proceeds from the warrant dividend program completed in January 2026, and $1.7 million in capital contributions from non-controlling interests into Skyline Instruments May 2026, a Series of CGF2021 LLC partially offset by the $2.5 million investment in the convertible promissory note issued by Skyline Instruments Corporation.

Our working capital metrics were as follows:

(in thousands)	September 30, 2026	December 31, 2025
Current assets	$88,741	$46,324
Less: Current liabilities	1,955	915
Working capital	$86,786	$45,409

Book value attributable to LGL Group common stockholders was $85.9 million, or $6.81 per share, as of September 30, 2026 compared to $43.5 million, or $7.04 per share, as of December 31, 2025. The change was primarily due to the Net loss attributable to LGL Group common stockholders as well as the warrant dividend and rights offering proceeds, which were issued at a discount to book value.

Warrant Dividend Program

In January 2026, LGL Group completed its warrant dividend program, generating approximately $5.0 million in gross proceeds. The warrants were distributed on November 16, 2020 and expired on December 31, 2025. The Company issued 1,051,664 shares of common stock, par value $0.01 (the "Common Stock"), representing 100% of the shares issuable.

Rights Offering

In July 2026, LGL Group completed a transferable subscription rights offering (the "Rights Offering") generating $41.5 million in net proceeds. The Rights Offering commenced on June 8, 2026 and expired at 5:00 p.m., Eastern time, on Wednesday, July 15, 2026. The Company issued 6,062,714 shares of Common Stock, representing approximately 92.6% of the 6,550,435 shares offered in the Rights Offering.

Marc Gabelli, Executive Chairman of LGL Group, purchased 3,331,675 shares, increasing his total share ownership to 4,387,727 shares.

About The LGL Group, Inc.

The LGL Group, Inc. (NYSE American: LGL) is a publicly traded holding company that acquires, owns and builds businesses and makes strategic investments, with an emphasis on critical technologies. LGL Group conducts its business through two complementary activities: Platform Operations and Merchant Investment.

Through Platform Operations, LGL Group develops operating companies through organic growth, operational improvement and complementary acquisitions. Platform Operations is currently anchored by Precise Time and Frequency, LLC ("PTF"), a provider of precision time and frequency instruments, systems and related solutions based in Wakefield, Massachusetts.

Through Merchant Investment, LGL Group selectively deploys capital in minority investments, co-investments and strategic partnerships. These activities broaden LGL Group’s opportunity set, develop strategic relationships and can support future platform development.

Across both activities, LGL Group seeks to compound shareholder value through disciplined capital allocation, active ownership, operational excellence and prudent financial management.

Incorporated in 1928, LGL Group has been publicly traded since 1946. Additional information is available at www.lglgroup.com.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, LGL Group claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

###

Contact:

The LGL Group, Inc.

(571) 543-1946

ir@lglgroup.com

The LGL Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenues:
Net sales	$720	$661	$2,152	$1,650
Net investment income	744	442	1,545	1,287
Net gains	—	5	5	13
Total revenues	1,464	1,108	3,702	2,950
Expenses:
Manufacturing cost of sales	491	312	1,206	760
Engineering, selling and administrative	948	676	3,703	2,060
Total expenses	1,439	988	4,909	2,820
Income (loss) before income taxes	25	120	(1,207)	130
Income tax expense (benefit)	25	(674)	(250)	(632)
Net income (loss)	—	794	(957)	762
Less: Net income attributable to non-controlling interests	45	22	63	47
Net (loss) income attributable to LGL Group common stockholders	$(45)	$772	$(1,020)	$715

(Loss) income per common share attributable to LGL Group common stockholders:
Basic	$(0.00)	$0.14	$(0.13)	$0.13
Diluted	$(0.00)	$0.14	$(0.13)	$0.12

Weighted average shares outstanding:
Basic	10,960,348	5,371,308	7,958,795	5,415,721
Diluted	10,960,348	5,708,254	7,958,795	5,738,317

The LGL Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	September 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$86,930	$41,514
Restricted cash and cash equivalents	20	—
Marketable securities	41	36
Accounts receivable, net of allowance	558	572
Inventories, net	992	297
Prepaid expenses and other current assets	200	255
Warrant proceeds receivable	—	3,650
Total current assets	88,741	46,324
Convertible promissory note, at fair value	2,464	—
Right-of-use lease assets	231	247
Intangible assets, net	10	15
Deferred income tax assets	458	190
Other assets	68	—
Total assets	$91,972	$46,776

Liabilities:
Total current liabilities	1,955	915
Non-current liabilities	290	296
Total liabilities	2,245	1,211

Stockholders' equity:
Total LGL Group stockholders' equity	85,932	43,488
Non-controlling interests	3,795	2,077
Total stockholders' equity	89,727	45,565
Total liabilities and stockholders' equity	$91,972	$46,776

The LGL Group, Inc.

Segment Financial Information

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2026	2025	$ Change	% Change
Revenues:
Electronic Instruments	$720	$661	$59	8.9%
Merchant Investment	291	274	17	6.2%
Corporate	453	173	280	161.8%
Total revenues	1,464	1,108	356	32.1%

Expenses:
Electronic Instruments	784	557	227	40.8%
Merchant Investment	169	145	24	16.6%
Corporate	486	286	200	69.9%
Total expenses	1,439	988	451	45.6%

Income (loss) before income taxes:
Electronic Instruments	(64)	104	(168)	n/m
Merchant Investment	122	129	(7)	(5.4%)
Corporate	(33)	(113)	80	70.8%
Income before income taxes	25	120	(95)	(79.2%)
Income tax expense (benefit)	25	(674)	699	n/m
Net income	—	794	(794)	n/m
Less: Net income attributable to non-controlling interests	45	22	23	104.5%
Net (loss) income attributable to LGL Group common stockholders	$(45)	$772	$(817)	n/m

The LGL Group, Inc.

Segment Financial Information

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025	$ Change	% Change
Revenues:
Electronic Instruments	$2,152	$1,650	$502	30.4%
Merchant Investment	753	783	(30)	(3.8%)
Corporate	797	517	280	54.2%
Total revenues	3,702	2,950	752	25.5%

Expenses:
Electronic Instruments	2,171	1,459	712	48.8%
Merchant Investment	496	353	143	40.5%
Corporate	2,242	1,008	1,234	122.4%
Total expenses	4,909	2,820	2,089	74.1%

Income (loss) before income taxes:
Electronic Instruments	(19)	191	(210)	n/m
Merchant Investment	257	430	(173)	(40.2%)
Corporate	(1,445)	(491)	(954)	(194.3%)
(Loss) income before income taxes	(1,207)	130	(1,337)	n/m
Income tax benefit	(250)	(632)	382	60.4%
Net (loss) income	(957)	762	(1,719)	n/m
Less: Net income attributable to non-controlling interests	63	47	16	34.0%
Net (loss) income attributable to LGL Group common stockholders	$(1,020)	$715	$(1,735)	n/m